Exhibit 32

American Capital Mortgage Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Malon Wilkus, Chief Executive Officer and Chair of the Board, and John R. Erickson, Chief Financial Officer and Executive Vice President of American Capital Mortgage Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2014	By:	/s/ MALON WILKUS
Malon Wilkus Chief Executive Officer and Chair of the Board

Date:	August 7, 2014	By:	/s/ JOHN R. ERICKSON
John R. Erickson Chief Financial Officer and Executive Vice President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.